Exhibit 99.1
Constant Contact Announces First Quarter 2008 Financial
Results
Quarterly revenue increases 87 percent year over year
Email marketing customer base exceeds 185,000
WALTHAM, MA – May 8, 2008 – Constant Contact®, Inc (NasdaqGM: CTCT), a leading provider of on-demand email marketing and online surveys for small organizations, today announced its financial results for the first quarter ended March 31, 2008.
Constant Contact reported total revenue of $18.2 million for the quarter ended March 31, 2008, an increase of 87 percent compared with $9.7 million for the comparable period in 2007. Constant Contact ended the first quarter of 2008 with 185,948 email marketing customers, a 78 percent increase over the number of customers at the end of the first quarter of 2007.
“The first quarter of 2008 was another strong quarter for Constant Contact,” said Gail Goodman, CEO of Constant Contact. “We continued to see small businesses and organizations adopting our email marketing and online surveys at a rapid rate, which we believe provides further evidence of the value and effectiveness of our services. In addition, our key operating metrics, including customer retention rates, remained steady year-to-date through April. We believe that 2008 will continue to be a strong year for Constant Contact.”
Constant Contact reported an operating loss of $638,000 for the quarter ended March 31, 2008, an improvement from an operating loss of $2.4 million for the comparable period in 2007. Constant Contact reported an adjusted EBITDA profit of $804,000 in the first quarter of 2008, an improvement from an adjusted EBITDA loss of $1.8 million for the comparable period in 2007. Adjusted EBITDA is a non-GAAP financial measure that is calculated by taking GAAP net income (loss), adding other expense, depreciation and amortization, and stock-based compensation, and then subtracting interest income, net. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included at the end of this release.
Constant Contact reported GAAP net income of $338,000 for the first quarter of 2008, as compared with a GAAP net loss of $2.7 million for the comparable period in 2007. First quarter 2008 GAAP net income per diluted common share was $0.01 as compared with a GAAP net loss attributable per common share of $0.79 for the comparable period in 2007. First quarter 2008 non-GAAP net income per diluted common share was $0.03 as compared with a non-GAAP net loss attributable per common share of $0.76 for the same period in 2007. Non-GAAP net income (loss) per share is a non-GAAP financial measure that is calculated by adding back stock-based compensation expense to net income (loss) and dividing this total by the weighted average shares outstanding. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included at the end of this release.

“Our financial performance in the first quarter of 2008 exceeded our guidance and was highlighted by higher revenue and adjusted EBITDA. Due to the recurring nature of our revenue, we expect the strong performance in the first quarter to drive revenue levels through the remainder of the year,” said Steven R. Wasserman, vice president and chief financial officer of Constant Contact. “The email marketing and survey markets for small organizations are still in the early stages of their development, and we will continue to invest in expanding our leadership position and growing our customer base.”
Other Business and Operational Highlights
•	Added 21,279 net new email marketing customers.

•	Constant Contact’s email marketing service was chosen as one of the tools featured in the Intuit® Marketing Tools Center.

•	As part of the new relationship with Intuit, Constant Contact also launched a new integration tool, the Constant Contact InfoTransfer Tool, designed to enable QuickBooks® Pro and Premier Edition 2008 users with Windows XP to transfer their existing customer contact list directly to Constant Contact from QuickBooks.

•	Announced the availability of a new online polling feature for its ListenUp!SM Survey tool to enable small businesses and organizations to quickly create engaging online polls for their websites or blogs.

•	Closed a follow-on public offering of 5,221,000 shares of its common stock at a price of $16 per share. Of the 5,221,000 shares, Constant Contact offered 314,465 shares and selling stockholders offered 4,906,535 shares. The proceeds to Constant Contact from the sale of shares were approximately $4.1 million after deducting the underwriting discount and estimated offering expenses.
Business Outlook
Based on information available as of May 8, 2008, Constant Contact is issuing guidance for the second quarter of 2008 and full year 2008 as follows:
Second Quarter 2008: The Company expects second quarter revenue to be in the range of $20.2 to $20.4 million, adjusted EBITDA to be in the range of $400,000 to $600,000, GAAP net loss to be in the range of $700,000 to $900,000, and GAAP net loss per share to be $0.02. Net loss per share is based on weighted average shares outstanding of 28.0 million shares and includes stock-based compensation expense of $700,000. The Company expects second quarter non-GAAP earnings per share to be $0.00.
Full Year 2008: The Company expects full year 2008 revenue to be in the range of $82.5 to $84.5 million, an increase from our prior guidance of $81.0 to $83.5 million. The Company expects adjusted EBITDA to be in the range of $3.2 to $3.6 million, GAAP net loss to be in the range of $1.8 to $2.2 million, and GAAP net loss per share to be in the range of $0.06 to $0.08, an increase from prior guidance of a loss of $0.09 to $0.11 per share. Net loss per share is based on weighted average shares outstanding (basic) of 28.0 million shares and includes stock-based compensation expense of $3.0 million. The Company expects full year 2008 non-GAAP net income per share to be $0.03 to $0.04 based on weighted average shares outstanding (diluted) of 29.4 million shares.

Non-GAAP Financial Measures
This press release contains three non-GAAP financial measures: adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share. Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded from these non-GAAP financial measures.
In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.
Conference Call Information

When:	Thursday, May 8, 2008
Time:	8:00 a.m. ET
Live Call:	(877) 548-7915, domestic
(719) 325-4854, international
Replay:	(888) 203-1112, passcode 1454504, domestic
(719) 457-0820, passcode 1454504, international
Webcast:	http://investor.constantcontact.com/ (live and replay)
About Constant Contact, Inc.
Launched in 1998, Constant Contact is a leading provider of on-demand email marketing and online survey solutions for small businesses, nonprofits, and associations. To learn more, please visit www.constantcontact.com or call (781) 472-8100.
Constant Contact is a registered trademark and the Constant Contact Logo is a trademark of Constant Contact, Inc. All other company names may be trademarks or service marks of their respective owners.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated growth of the Company’s customer base, the value and effectiveness of the company’s products, the Company’s potential expanding leadership position, the company’s ability to grow during periods of economic uncertainty, the estimated expenses associated with the Company’s follow-on public offering, and the Company’s financial guidance for the second quarter of 2008 and for the full year 2008. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the Company’s ability to attract new customers and retain existing customers, the Company’s dependence on the market for email marketing services for small businesses, nonprofits, and associations, general economic conditions and economic conditions specifically affecting the markets in which the Company operates, adverse regulatory or legal developments, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the continued growth and acceptance of email as a communications tool, the Company’s ability to develop and introduce new products or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008 as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
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(CTCT-F)

Media Contact:	Investor Contact:
Kevin Mullins	Jeremiah Sisitsky
Constant Contact	Constant Contact
(781) 472-6206	(339) 222-5740
kmullins@constantcontact.com	jsisitsky@constantcontact.com

Constant Contact, Inc.
Consolidated Condensed Statements of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007
Revenue	$18,167	$9,713
Cost of revenue	4,783	2,731

Gross profit	13,384	6,982

Operating expenses:
Research & development	3,329	2,169
Sales & marketing	8,668	6,121
General & administrative	2,025	1,082

Total operating expenses	14,022	9,372

Loss from operations	(638)	(2,390)

Interest income, net	976	129
Other expense	—	(420)

Net income (loss)	338	(2,681)

Accretion of redeemable convertible preferred stock	—	(253)

Net income (loss) attributable to common stockholders	$338	$(2,934)

Net income (loss) attributable to common stockholders per share: basic	$0.01	$(0.79)

Net income (loss) attributable to common stockholders per share: diluted	$0.01	$(0.79)

Weighted average shares outstanding used in computing per share amounts: basic	27,546	3,729

Weighted average shares outstanding used in computing per share amounts: diluted	29,067	3,729

Calculation of Adjusted EBITDA (unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2008	2007
Net income (loss)	$338	$(2,681)

Subtract:
Interest income, net	976	129

Add back:
Other expense	—	(420)

Loss from operations	(638)	(2,390)

Add back:
Depreciation and amortization	882	532
Stock-based compensation expense	560	83

Adjusted EBITDA	$804	$(1,775)

Calculation of Non-GAAP Net Income (Loss) and Non-GAAP Earnings (Loss) per Share
(unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007
Net income (loss) attributable to common shareholders	$338	$(2,934)

Add back:
Stock-based compensation expense	560	83

Non-GAAP net income (loss)	$898	$(2,851)

Non-GAAP net income (loss) attributable to common stockholders per share: basic	$0.03	$(0.76)

Non-GAAP net income (loss) attributable to common stockholders per share: diluted	$0.03	$(0.76)

Weighted average shares outstanding used in computing per share amounts: basic	27,546	3,729

Weighted average shares outstanding used in computing per share amounts: diluted	29,067	3,729

Constant Contact, Inc.
Consolidated Condensed Balance Sheets (unaudited)
(In thousands)

	March 31,	December 31,
	2008	2007
Assets
Current assets
Cash & cash equivalents	$100,477	$97,051
Short-term marketable securities	1,445	4,484
Accounts receivable, net	22	62
Prepaid expenses and other current assets	1,796	1,701

Total current assets	103,740	103,298

Property and equipment, net	10,301	7,986
Restricted cash	308	308
Other non-current assets	201	253

Total assets	$114,550	$111,845

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,770	$3,858
Accrued expenses	4,454	3,279
Deferred revenue	12,035	10,354

Total current liabilities	19,259	17,491

Total liabilities	19,259	17,491

Stockholders’ equity
Common stock	277	276
Additional paid in capital	137,432	136,832
Accumulated other comprehensive income	—	2
Accumulated deficit	(42,418)	(42,756)

Total stockholders’ equity	95,291	94,354

Liabilities and stockholders’ equity	$114,550	$111,845

Constant Contact, Inc.
Consolidated Condensed Statements of Cash Flows (unaudited)
(In thousands)

	Three months ended March 31,
	2008	2007
Cash flows from operating activities
Net income (loss)	$338	$(2,681)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	882	532
Accretion of discount on investments	(13)	(45)
Stock-based compensation expense	560	83
Changes in fair value of redeemable convertible preferred stock warrant	—	420
Provision for bad debts	3	1
Change in operating assets & liabilities
Accounts receivable	37	(6)
Prepaid expenses and other current assets	259	(283)
Other assets	52	—
Accounts payable	(1,088)	(975)
Accrued expenses	1,175	(233)
Deferred revenue	1,681	1,357

Net cash provided by (used in) operating activities	3,886	(1,830)

Cash flows from investing activities
Purchases of short-term marketable securities	—	(2,294)
Proceeds from maturities of short-term marketable securities	3,050	2,450
Increase in restricted cash	—	(92)
Purchases of property and equipment	(3,197)	(985)

Net cash used in investing activities	(147)	(921)

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to the exercise of stock options	41	11
Repayments of notes payable	—	(137)
Payments of issuance costs for contemplated public offering of common stock	(354)	—

Net cash used in financing activities	(313)	(126)

Net increase (decrease) in cash and cash equivalents	3,426	(2,877)
Cash and cash equivalents, beginning of period	97,051	8,786

Cash and cash equivalents, end of period	$100,477	$5,909